FOR IMMEDIATE RELEASE

                                     INVESTOR CONTACT:    KRISTEN SHEPPARD, ESQ.
                                                          INVESTOR RELATIONS

                                             INVESTOR-RELATIONS@ENTERASYS.COM

                                        MEDIA CONTACT:  DREW MIALE
                                                        PRESS RELATIONS
                                                        (978) 684-1201
                                                        DMIALE@ENTERASYS.COM

          ENTERASYS NETWORKS REPORTS THIRD QUARTER FISCAL 2003 RESULTS

 REVENUE ASSOCIATED WITH MATRIX N-SERIES DOUBLES; NEW CUSTOMERS GROW TO 13% OF
                                    REVENUE

ANDOVER, MASS _ OCTOBER 23, 2003 _ Enterasys Networks Inc. (NYSE: ETS), a global provider of Business-Driven Networks(TM) for enterprise customers, today announced financial results for its third fiscal quarter ended September 27, 2003. Net revenue for the third quarter was $98.4 million, compared with net revenue of $108.4 million for the second quarter of 2003.

"While we are disappointed with the sales level for Q3, we continue to make progress and focus on long term growth," stated William K. O'Brien, chief executive officer of Enterasys Networks. "Consistent with our strategy to refresh our entire product portfolio, Enterasys has launched more products over the past six months than it did over the preceding 3 years. This is a significant achievement and we are encouraged by the momentum we have established with these products, particularly the N-Series. We remain focused on managing the introduction of new products, serving our loyal customer base, growing our revenues from new customers, and continuously improving our sales process, systems and execution."

The Company reported that the Matrix N-Series, its recently announced, high-end Layer 3 switching platform, grew to in excess of 20% of product shipments in the third quarter, representing a 100% increase from the second quarter in terms of revenue. The Company reiterated that it expects the N-Series to represent an increasing proportion of its overall product revenue mix going forward. On October 13, 2003, the Company announced that it had significantly expanded the N-Series switching platform with new "Gold" Distributed Forwarding Engine (DFE) products, the Matrix N5 chassis, and enhancements to the existing Platinum products.

The Company's overall gross margin for the third quarter was 43.7% compared to a gross margin of 50.3% in the second quarter. The third quarter gross margin includes the impact of two non-cash inventory charges totaling $7.9 million related to our new product transitions, which lowered the reported margin for the quarter by 8.0 percentage points.

Net loss available to common shareholders for the third quarter of fiscal 2003 was $56.1 million, or $0.27 loss per share. The net loss includes charges of:

- $15.9 million related to the settlement of the shareholder litigation (see related press release from October 18, 2003, "Enterasys Networks Announces Settlement of 2002 Shareholder Lawsuits");

-     $7.9 million of non-cash write downs related to inventory;

- $8.3 million related to restructuring costs primarily associated with the previously announced workforce reductions in Q2; and

-     $8.2 million of non-cash write downs of certain minority investments.

As of September 27, 2003, the Company had $198.7 million of cash and marketable securities on hand, including $18.7 million of restricted cash. Additionally, the Company expects to receive a net cash inflow of approximately $17.1 million in the fourth quarter as a result of recoveries from certain of its insurers in connection with the previously announced settlement of shareholder litigation.

"We continue to see higher levels of interest from both new and existing customers around our new products than we have seen in prior quarters. We are pleased with the acceptance of these products and remain confident that they will continue creating opportunities for revenue growth," said Mark Aslett, president of Enterasys Networks. "We also recognize there is still uncertainty in the overall spending environment, as well as challenges associated with transitioning existing customers to new products and focusing our sales force outside of the existing customer base."

O'Brien concluded, "Our goals of quarter over quarter revenue growth, market share gains, profitability and sustainable operating cash flow may be somewhat delayed, but we remain fully committed to achieving them in the near term. Our primary focus is on building a world class company for the long term."

CONFERENCE CALL:

Enterasys Networks will host a conference call today at 5:00 pm ET to further discuss these results. The live call may be accessed from the investor relations section of Enterasys' website at http://www.enterasys.com/corporate/ir/. The call will also be available for replay beginning at 8:00 pm ET on October 23rd and ending November 6, 2003. To access the replay, dial 877-519-4471 and enter pass code 4233311 or visit the investor relations section of Enterasys' website located at http://www.enterasys.com/corporate/ir/.

ABOUT ENTERASYS NETWORKS

Enterasys Networks (NYSE: ETS) is a global provider of Business-Driven Networks(TM) for enterprise-class customers. Enterasys' innovative network infrastructure offerings deliver the security, productivity and adaptability benefits required by Global 2000 organizations, coupled with the industry's strongest service and support. For more information on Enterasys and its products, including multilayer switches, core routers, WAN routers, wireless LANs, network management, and intrusion defense systems (IDS), visit enterasys.com.

This press release contains projections and other forward-looking statements regarding the future revenue, cash flows and other financial performance of us or other future events and circumstances, and actual results, events and circumstances could differ materially. Such statements include, but are not limited to, statements reflecting management's expectations regarding our future financial performance; strategic relationships and market opportunities; and our other business and marketing strategies and objectives. These statements may be identified with such words as "we expect", "we believe", "we anticipate", or similar indications of future expectations. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the lingering effects of the recently settled SEC investigation and our financial statement restatements could materially harm our business, operating results and financial condition; worldwide economic weakness, deteriorating market conditions and recent political and social turmoil have negatively affected our business and revenues and made forecasting more difficult, which could harm our financial condition; we have a history of losses in recent years and may not operate profitably in the future; our quarterly operating results are likely to fluctuate, which could cause us to fail to meet quarterly operating targets and result in a decline in our stock price; we earn a substantial portion of our revenue for each quarter in the last month of each quarter, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve previously forecasted results; we may need additional capital to fund our future operations and, if it is not available when needed, our business and financial condition may be harmed; pending and future litigation could materially harm our business, operating results and financial condition; the limitations of our director and officer liability insurance may materially harm our financial condition; our failure to improve our management information systems and internal controls could harm our business; we have experienced significant turnover of senior management and our current management team has been together for only a limited time, which could harm our business operations; retaining key management and employees is critical to our success; there is intense competition in the market for enterprise network equipment, which could prevent us from increasing our revenue and achieving profitability; we may be unable to expand our indirect distribution channels, which may hinder our ability to grow our customer base and increase our revenue; we expect the average selling prices of our products to decrease over time, which may reduce our revenue and gross margins; we use several key components for our products that we purchase from single or limited sources, and we could lose sales if these sources fail to fulfill our need on a timely basis; we depend upon a limited number of contract manufacturers for substantially all of our manufacturing requirements, and the loss of any of our primary contract manufacturers would impair our ability to meet the demands of our customers; and those additional risks and uncertainties discussed in our most recent filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 28, 2002. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof. We expressly disclaim any obligation to publicly update or revise any such statements to reflect any change in these forward-looking statements, or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

ENTERASYS NETWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)


                                                THIRD QUARTER    SECOND QUARTER THIRD QUARTER     NINE MONTHS     NINE MONTHS
                                                    ENDED           ENDED           ENDED            ENDED           ENDED
                                                September 27,   June 28,         September 28,    September 27,   September 28,
                                                    2003            2003             2002           2003              2003
                                                --------------------------------------------------------------------------------
Net revenue:
  Product                                             $ 70,792       $ 79,973         $ 89,812        $ 225,226       $ 259,883
  Services                                              27,625         28,402           32,919           86,023         103,676
                                                ---------------  -------------  --------------- ---------------- ---------------
    TOTAL REVENUE                                       98,417        108,375          122,731          311,249         363,559
Cost of revenue:
  Product                                               40,329         43,209           52,059          125,075         162,506
  Services                                              15,052         10,628           11,613           35,650          33,553
                                                ---------------  -------------  --------------- ---------------- ---------------
    TOTAL COST OF REVENUE                               55,381         53,837           63,672          160,725         196,059

      Gross margin                                      43,036         54,538           59,059          150,524         167,500

Operating expenses:
  Research and development (a)                          21,352          22,018         19,696           63,337          64,988
  Selling, general and administrative                   44,321          44,777        60,400           133,766          182,196
  Amortization of intangible assets                      1,597          1,571         4,9052,177      6,531
  Stock-based compensation                                  28                                   47         149   585     2,538
  Shareholder litigation expense (b)                    15,900              -                            15,900      -        -
  Special charges (c)                                    8,338           8,203        10,735          16,541        30,974
                                                ---------------  -------------  --------------- ---------------- ---------------
    Total operating expenses                            91,536                          93,59316        234,598         287,227
                                                ---------------  -------------  --------------- ---------------- ---------------

       LOSS FROM OPERATIONS                            (48,500)         (22,078)         (34,534)         (84,074)       (119,727)

Interest income, net                                     1,000                            1,509         4,1702,144      6,201
Other income (expense), net                             (8,550)          (14,804)          (6,113)       (23,063)    (37,774)
                                                ---------------  -------------  --------------- ---------------- ---------------
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES    (56,050)                        (38,503)        (102,967)       (151,300)
Income tax (benefit) expense                                 -              -            (10,364)         749          (76,100)
                                                ---------------  -------------  --------------- ---------------- ---------------
LOSS FROM CONTINUING OPERATIONS                        (56,050)                        (28,139)        (103,716)        (75,200)

Discontinued operations:
    Loss on disposal (net of tax expense of  $0)             -               -              -           -            (11,700)
                                                ---------------  -------------  --------------- ---------------- ---------------
        LOSS FROM DISCONTINUED OPERATIONS                    -              -            -                -        (11,700)

    NET LOSS                                           (56,050)      (35,373)            (28,139)        (103,716)        (86,900)
Accretive dividend and accretion of
discount on preferred  shares                              -             -           (3,325)          (2,192)         (9,697)
                                                ---------------  -------------  --------------- ---------------- ---------------
    NET LOSS AVAILABLE TO COMMON SHAREHOLDERS        $ (56,050)     $ (35,373)       $ (31,464)      $ (105,908)      $ (96,597)
                                                ===============  =============  =============== ================ ===============

Basic and diluted loss per common share:
   Loss from continuing operations available
     to common shareholders                          $   (0.27)    $   (0.17)      $ (0.16)       $   (0.52)       $(0.42)
                                                ---------------  -------------  --------------- ---------------- ---------------
   Loss from discontinued operations             $    -            $ -             $  -            $   -             $ (0.06)
                                                ---------------  -------------  --------------- ---------------- ---------------
   Net loss available to common shareholders     $ (0.27)          $  (0.17)     $  (0.16)        $    (0.52)        $   (0.48)
                                                ===============  =============  =============== ================ ===============

Basic and diluted weighted average
  number of common shares outstanding           205,428             203,344            201,888         203,657         201,452
                                                ===============  =============  =============== ================ ===============


(a) Excludes non-cash stock-based compensation. The entire amount of stock-based compensation was related to research and development for all periods presented.

(b) For the quarter ended September 27, 2003, the Company recorded a shareholder litigation charge of $15.9 million reflecting the $50.4 million settlement cost of the outstanding shareholder litigation in connection with the financial restatements for the 2001 fiscal and transition years net of expected cash proceeds of $34.5 million from certain of its insurers.

(c) For the quarter ended September 27, 2003, the Company recorded special charges of $8.3 million of which $6.3 million consisted of employee severance costs and $2.0 million for facility exit costs. For the quarter ended June 28, 2003, the Company recorded special charges of $8.2 million of which $7.4 million consisted of employee severance costs and $0.8 million for facility exit costs. For the quarter ended September 28, 2002, the Company recorded special charges of $10.7 million of which $5.6 million consisted of employee severance costs and $5.1 million for facility exit costs. For the nine months ended September 28, 2002, the Company recorded special charges of $31.0 million of which $25.9 million consisted of employee severance costs and $5.1 million for facility exit costs.

ENTERASYS NETWORKS, INC
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

                                                                                          SEPTEMBER 27,    DECEMBER 28,
                                                                                             2003              2002
                                                                                         -------------    ----------------
                              ASSETS

                                                                                         (unaudited)            (a)
Current assets:
  Cash and cash equivalents                                                                  $ 95,013           $ 136,193
  Marketable securities                                                                        44,043              82,853
  Accounts receivable, net                                                                     40,005              41,683
  Inventories, net                                                                             27,541              44,552
  Income tax receivable                                                                           763              38,695
  Insurance receivable (b)                                                                     34,500                   -
  Prepaid expenses and other current assets                                                    16,571              19,720
                                                                                         -------------    ----------------
    TOTAL CURRENT ASSETS                                                                      258,436             363,696

Restricted cash, cash equivalents and marketable securities                                    18,740              24,450
Long-term marketable securities                                                                40,894              69,766
Investments                                                                                    13,512              39,135
Property, plant and equipment, net                                                             38,473              47,407
Goodwill                                                                                       15,129              15,129
Intangible assets, net                                                                         18,950              21,764
                                                                                         -------------    ----------------
    TOTAL ASSETS                                                                            $ 404,134           $ 581,347
                                                                                         =============    ================

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                                           $ 30,406            $ 47,589
  Accrued compensation and benefits                                                            24,938              31,138
  Other accrued expenses                                                                       22,742              32,269
  Accrued legal and litigation costs (b)                                                       58,970              10,297
  Accrued restructuring charges                                                                13,210               7,682
  Deferred revenue                                                                             47,246              55,982
  Customer advances and billings in excess of revenues                                          9,852               7,398
  Income taxes payable                                                                         42,843              48,242
  Current portion of redeemable convertible preferred stock                                         -              94,800
                                                                                         -------------    ----------------
    TOTAL CURRENT LIABILITIES                                                                 250,207             335,397

Stockholders' equity                                                                          153,927             245,950
                                                                                         -------------    ----------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                              $ 404,134           $ 581,347
                                                                                         =============    ================


(a) The balance sheet at December 28, 2002 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by generally accepted accounting principles for complete financial statements.

(b) On October 16, 2003, the Company reached an agreement to settle all outstanding shareholder litigation in connection with the financial restatements for the 2001 fiscal and transition years. For the quarter ended September 27, 2003, the Company recorded a litigation liability of $50.4 million which is payable in cash and common stock. The Company also recorded an insurance receivable of $34.5 million for the expected cash proceeds from certain of its insurers.

ENTERASYS NETWORKS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

(UNAUDITED)

                                                                           NINE MONTHS            NINE MONTHS
                                                                               ENDED                 ENDED
                                                                        SEPTEMBER 27, 2003     SEPTEMBER 28, 2002
                                                                        ------------------     ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                 $   (103,716)          $    (86,900)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
    Loss from discontinued operations                                                --                 11,700
    Depreciation and amortization                                                23,705                 32,364
    Provision for losses on accounts receivable                                  (6,040)                   816
    Provision for inventory write-downs                                          10,647                    322
    Loss on investment write-downs                                               24,485                 15,175
    Other non-cash adjustments                                                      231                 22,590
    Changes in current assets and liabilities                                    28,374                (41,792)
                                                                           ------------           ------------
      Net cash provided by (used in) operating activities                       (22,314)               (45,725)
                                                                           ------------           ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures and purchase of assets                                 (13,210)               (17,240)
    Other investing activities                                                   74,168                 24,165
                                                                           ------------           ------------
      Net cash provided by (used in) investing activities                        60,958                  6,925
                                                                           ------------           ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net payments for redemption of Series D and E Preferred Stock               (97,138)                    --
    Other financing activities                                                   16,322                 40,607
                                                                           ------------           ------------
      Net cash (used in) provided by financing activities                       (80,816)                40,607
                                                                           ------------           ------------

Effect of exchange rate changes on cash                                             992                   (324)
                                                                           ------------           ------------

Net increase in cash and cash equivalents                                       (41,180)                 1,483
Cash and cash equivalents at beginning of period                                136,193                114,800
                                                                           ------------           ------------
Cash and cash equivalents at end of period                                 $     95,013           $    116,283
                                                                           ============           ============